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                                                                EXHIBIT 99.4

                                  TENDER FOR
                       $3.50 CONVERTIBLE PREFERRED STOCK
                                      OF
                              UNOCAL CORPORATION
                                IN EXCHANGE FOR
                    % TRUST CONVERTIBLE PREFERRED SECURITIES
                                      OF
                             UNOCAL CAPITAL STOCK

To Our Clients:

  We are enclosing herewith a Prospectus, dated      , 1996 (the
"Prospectus"), of Unocal Corporation, a Delaware corporation ("Unocal"), and Unocal Capital Trust, a Delaware statutory business trust (the "Trust"), and a related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer") relating to the offer by Unocal to exchange % Trust Convertible Preferred Securities of the Trust, representing preferred undivided beneficial interests in the assets of the Trust (the "Trust Convertible Preferred Securities"), for up to all of the 10,250,000 outstanding shares of its $3.50 Convertible Preferred Stock (the "$3.50 Convertible Preferred Stock").

  The Exchange Offer will be effected on the basis of (A) that amount of Trust Convertible Preferred Securities having an aggregate liquidation amount equal to the greater of (1) the redemption price for a share of the $3.50 Convertible Preferred Stock as of the Exchange Amount Determination Date (as defined herein), plus accumulated and unpaid dividends thereon to but excluding the Expiration Date (as defined herein), or (2) the Market Value (as defined herein) of the number of shares of the common stock, par value $1.00 per share (the "Common Stock"), of Unocal into which a share of the $3.50 Convertible Preferred Stock is convertible as of the Exchange Amount Determination Date, for (B) each share of $3.50 Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer.

  The Trust Convertible Preferred Securities have a liquidation amount of $50 per security. The current redemption price for a share of the $3.50 Convertible Preferred Stock is $52.10. The current conversion ratio on the $3.50 Convertible Preferred Stock is 1.626 shares of Common Stock for each share of $3.50 Convertible Preferred Stock. Unocal will pay amounts of less than $50 due to a holder of $3.50 Convertible Preferred Stock for such exchange in cash in lieu of issuing a fractional Trust Convertible Preferred Security. The "Exchange Amount Determination Date" will be the second business day before the Expiration Date. "Market Value" means the average of the daily closing price for one share of the Common Stock as reported on the New York Stock Exchange Composite Transaction listing for the five trading days immediately preceding the Exchange Amount Determination Date.

  Please note that the Exchange Offer will expire at 12:00 midnight, New York
City time, on      , 1996, unless extended (the "Expiration Date").

  The Exchange Offer is conditioned on the receipt for exchange of at least 4,000,000 shares of the $3.50 Convertible Preferred Stock and certain other conditions described in the Prospectus, which conditions may be waived by Unocal.

  We are the holder of record of shares of $3.50 Convertible Preferred Stock held by us for your account. A tender of such shares can be made only by us as the record holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE SHARES OF $3.50 CONVERTIBLE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.
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  We request instructions as to whether you wish to tender any or all of the shares $3.50 Convertible Preferred Stock held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing, detaching, and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of $3.50 Convertible Preferred Stock, please forward to us your instructions in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Unless otherwise indicated on the instruction form, you will be deemed to have tendered the full number of shares of $3.50 Convertible Preferred Stock held by us for your account.

                                          Very truly yours,
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                       INSTRUCTIONS WITH RESPECT TO THE
                                  TENDER FOR
                       $3.50 CONVERTIBLE PREFERRED STOCK
                                      OF
                              UNOCAL CORPORATION
                                IN EXCHANGE FOR
                    % TRUST CONVERTIBLE PREFERRED SECURITIES
                                      OF
                             UNOCAL CAPITAL TRUST

  The undersigned acknowledges receipt of your letter enclosing the
Prospectus, dated      , 1996, of Unocal and the Trust and a related Letter of
Transmittal relating to the Exchange Offer. This will instruct you to tender the number of shares of $3.50 Convertible Preferred Stock indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer, and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.
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                    DESCRIPTION OF SECURITIES TO BE TENDERED

        AGGREGATE
     NUMBER OF SHARES
   OF $3.50 CONVERTIBLE
   PREFERRED STOCK HELD BY                              NUMBER OF SHARES
    YOU FOR THE ACCOUNT                               OF $3.50 CONVERTIBLE
     OF THE UNDERSIGNED                              PREFERRED STOCK TENDERED
    --------------------                             ------------------------


                                          -------------------------------------
                                          Signature(s)

                                          -------------------------------------
                                          Please print name

                                          -------------------------------------
                                          Date

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* Unless otherwise indicated, the undersigned will be deemed to have tendered the full number of shares of $3.50 Convertible Preferred Stock held for the account of the undersigned.